Exhibit 99.3

March 4, 2020

Globex Transfer , LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

Ladies and Gentlemen:

ChineseInvestors.com, Inc., an Indiana corporation (the "Company") and BHP Capital NY, Inc., a New York corporation (the "Investor") have entered into a Securities Purchase Agreement dated as of March 4, 2020 (the "Agreement") providing for the purchase and issuance of the Convertible Promissory Note in the principal amount of $75,000.00 (the "Note").

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock") of the Company (initially, 5,000,000 shares) for issuance upon full conversion of the Note in accordance with the terms thereof. Pursuant to the Note, the amount of Common Stock so reserved may be increased, from time to time, unilaterally by written instructions of the Investor, so that the reserve is compliant with the Reserved Amount as defined in the Note.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor without any further action or confirmation by the Company(from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury): (A) upon your receipt from the Investor of: (i) a notice of conversion ("Conversion Notice") executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities" and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. Your firm will not delay in processing any Conversion Notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, provided that the Investor agrees that each time a Conversion Notice is delivered to your firm, the Investor agrees to pay the cost of processing the Conversion Notice a sum not to exceed $150.00 for each such transaction.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that the Transfer Agent resigns, is terminated or removed as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions. Furthermore, the Company and the Transfer Agent hereby agree that the Transfer Agent shall, in any event, continue to act as the Company’s transfer agent and issue shares to the Investor if required pursuant to a Notice of Conversion (at the expense of the Investor) until such time as the suitable replacement transfer agent and the Company shall have executed and delivered to the Transfer Agent and the Investor a letter that such replacement transfer agent agrees to be bound by the terms and conditions of these Irrevocable Instructions.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

ChineseInvestors.com, Inc.

By: /s/ Wei Wang
Wei Wang
Chief Executive Officer

Acknowledged and Agreed:

Globex Transfer, LLC

By: /s/ Michael Turner

Name: Michael Turner

Title: President

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